     As filed with the Securities and Exchange Commission on July 25, 1994
                          Registration No. 33-_______

                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549

                                    FORM S-8
                            REGISTRATION  STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           BB&T FINANCIAL CORPORATION
             (Exact name of Registrant as specified in its charter)

        North Carolina                                    56-1056232
   (State of Incorporation)                    (IRS Employer Identification No.)


            223 West Nash Street, Wilson, North Carolina  27894-1847
                    (Address of principal executive offices)

                  SAVINGS AND THRIFT PLAN FOR THE EMPLOYEES OF
                        BRANCH BANKING AND TRUST COMPANY
                            (Full title of the Plan)


                                 Scott E. Reed
                        Senior Executive Vice President
                           BB&T Financial Corporation
                              223 West Nash Street
                              Post Office Box 1847
                       Wilson, North Carolina  27894-1847
                                 (919) 399-4291
           (Name, address, and telephone number of agent for service)

                                   Copies to:

     M. Guy Brooks, III, Esq.                 Jerone C. Herring, Esq.
     Poyner & Spruill, L.L.P.                 Vice President and Secretary
     Post Office Box 10096                    BB&T Financial Corporation
     Raleigh, North Carolina  27605-0096      223 West Nash Street
     (919) 783-2878                           Post Office Box 1847
                                              Wilson, North Carolina  27894-1847
                                              (919) 399-4370

                      CALCULATION  OF REGISTRATION  FEE

- ------------------------------------------------------------------------------------------------------

Title of Securities           Amount           Proposed Maximum    Proposed Maximum     Amount of
to be                         to be            Offering Price      Aggregate Offering   Registration
Registered                    Registered (1)   Per Share (2)       Price (2)            Fee

- ------------------------------------------------------------------------------------------------------
Common Stock                  1,500,000        $ 30.50             $ 45,750,000         $ 15,774.60
($2.50 par value              shares
per share)
- ------------------------------------------------------------------------------------------------------

(1) Plus such additional number of shares as may be required under the Plan in the event of a stock dividend, split-up of shares, recapitalization, or other similar change in the Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminable amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee, upon the basis of the average of the high and low prices of the Common Stock as reported on the NASDAQ National Market System on July 20, 1994.

                                 Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

      This Registration Statement relates to the registration of 1,500,000 shares of the Common Stock, $2.50 par value per share, of BB&T Financial Corporation (the "Registrant") reserved for issuance and delivery under the Savings and Thrift Plan for the Employees of Branch Banking and Trust Company (the "Plan"). In addition, this Registration Statement also relates to the registration of an indeterminable amount of interests to be offered or sold pursuant to the Plan. The contents of the Registrant's previous Form S-8 Registration Statement filed on November 18, 1988 relating to the Plan are incorporated by reference in this Registration Statement. Documents containing the information specified in Part I of Form S-8 will be sent or given to employees under the Plan as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

Item 2.  Registrant Information and Employee Plan Annual Information.

      See response to Item 1 above.

                                    Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

      (a) The Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 1993.

      (b) The Registrant's Quarterly Report on Form 10-Q for its quarter ended March 31, 1994.

      (c) The Registrant's Current Reports on Form 8-K dated January 10, 1994 and February 4, 1994.

      (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement filed with the Commission under
           Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

      (e) The Plan's Annual Report on Form 11-K for its fiscal year ended December 31, 1993.

      Any information included or incorporated by reference in the Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 1993 in response to Items 402(a)(8), (i), (k), or (l) of Regulation S-K of the Commission is not incorporated herein and is not part of this Registration Statement.

      All documents subsequently filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

      Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

      The Registrant's Common Stock is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

      The validity of the shares of Common Stock offered hereby will be passed upon for the Registrant by Jerone C. Herring, Esquire, Vice President and Secretary of the Registrant.

Item 6.  Indemnification of Directors and Officers.

      Sections 55-8-50 through 55-8-58 of the General Statutes of North Carolina provide for indemnification of directors, officers, employees, and agents of a North Carolina corporation. Subject to certain exceptions, a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if (i) he conducted himself in good faith; and (ii) he reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and (b) in all other cases, that his conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Moreover, unless limited by its articles of incorporation, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of a director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses. A director may also apply for court-ordered indemnification under certain circumstances.

      Unless a corporation's articles of incorporation provide otherwise, (i) an officer of a corporation is entitled to mandatory indemnification and is entitled to apply for court-ordered indemnification to the same extent as a director; (ii) the corporation may indemnify or advance expenses to an officer, employee, or agent of a corporation to the same extent as to a director; and
(iii) a corporation may also indemnify or advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

      In addition and separate and apart from the indemnification rights discussed above, the above-cited statutes further provide that a corporation may, in its articles of incorporation or bylaws, or by contract or resolution, indemnify or agree to indemnify any one of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise or as a trustee or administrator under an employee benefit plan. Any such provision for indemnification may also include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.

      The Registrant's Articles of Incorporation provide for the indemnification of directors to the fullest extent authorized by North Carolina law as it exists or may hereafter be amended. A director shall not be personally liable for any monetary damages relating to a breach of duty as a director to the Registrant, its stockholders, or otherwise.

      Article VIII of the Registrant's Bylaws provides for indemnification of Registrant's directors, officers, employees or agents against certain expenses, including attorneys' fees, and payments made in satisfaction of judgments, money decrees, fines and penalties for which they may become liable in such and other fiduciary capacities, exclusive of indemnification for certain activities involving criminal misconduct or clearly in conflict with the best interest of the Registrant.

      The Registrant carries insurance for the purpose of providing indemnification to its directors and certain officers with American Casualty Company of Reading, Pennsylvania, a CNA Company, with liability limited to $15,000,000 each policy year. The policy provides coverage for the Registrant for loss and expense it might incur in indemnifying its directors and certain officers for defense of certain claims against these directors or officers in their capacity as such with a deductible of $1,000,000 in the aggregate for each loss under this coverage. The Registrant also carries excess indemnification insurance coverage with Federal Insurance Company, a member of the Chubb Group, which provides an additional $5,000,000 of coverage for providing indemnification to the Registrant's directors and certain officers.

      The indemnification provisions in the Registrant's Articles of Incorporation and Bylaws may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the 1933 Act.

Item 7.  Exemption from Registration Claimed.

      Not Applicable.

Item 8.  Exhibits.

      Exhibit No.  Description                           Reference
      -----------  -----------                           ---------
          4.1      Definitive Form of Certificate        Incorporated
                   for the Registrant's Common           by Reference
                   Stock, $2.50 par value
                   (incorporated by reference to the
                   identified exhibit under the
                   Registrant's Registration Statement
                   on Form S-14 (File No. 2-68274)
                   filed with and declared effective by
                   the Commission on August 5, 1980).

          4.2      Excerpts from the Registrant's        Incorporated
                   Bylaws (Article II, Sections 8 and    by Reference
                   9) relating to rights of holders
                   of the Registrant's Common Stock
                   (incorporated by reference to the
                   identified exhibit under the
                   Registrant's Registration Statement
                   on Form S-8 (File No. 2-91779)
                   filed with the Commission on June 20,
                   1984 and effective on July 10, 1984).

          4.3      Savings and Thrift Plan for the       Filed herewith
                   Employees of Branch Banking and
                   Trust Company and related Trust
                   Agreement.

          5        Opinion of Jerone C. Herring,         Filed herewith
                   Esq., Vice President and
                   Secretary of the Registrant.

          24.1     Consent of Jerone C. Herring,         Filed herewith
                   Esq., Vice President and

                   Secretary of the Registrant
                   (included in Exhibit 5).

          24.2     Consent of KPMG Peat Marwick,         Filed herewith
                   certified public accountants.

          25       Power of Attorney from Certain        Filed herewith
                   Directors and Officers of the
                   Registrant.

      In reference to Exhibit 5, the Registrant undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

Item 9.  Undertakings.

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the
      Securities   Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply
      -----------------
if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilson, State of North Carolina, on the 25th day of July, 1994.

                              BB&T Financial Corporation
                              Registrant

                              By:   /s/ Jerone C. Herring
                                 ---------------------------------
                                Jerone C. Herring, Vice President

      Power of Attorney. Each person whose signature appears below appoints John
A. Allison IV, Scott E. Reed, and Jerone C. Herring, or any one of them, as attorney-in-fact to execute in their respective names on their behalf individually, and in each capacity stated below, the Registration Statement and one or more amendments (including post-effective amendments) to the Registration Statement as the attorney-in-fact and to file any such Registration Statement and any amendment to the Registration Statement with the Securities and Exchange Commission.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                   Capacity                        Date

                          * Chairman of the Board,
- --------------------------   Chief Executive Officer,
John A. Allison IV           and Director (Principal
                             Executive Officer)

                          * Senior Executive Vice
- --------------------------   President and Treasurer
Scott E. Reed                (Principal Financial and
                             Accounting Officer)


                          * Director
- --------------------------
Joseph B. Alala, Jr.

                          * Director
- --------------------------
W. Watson Barnes

                          * Director
- --------------------------
Paul B. Barringer

                          * Director
- --------------------------
Robert L. Brady

                          * Director
- --------------------------
W. G. Clark III
                          * Director
- --------------------------
Jesse W. Corbett, Jr.
                            Director
- --------------------------
W. R. Cuthbertson, Jr.
                          * Director
- --------------------------
Fred H. Deaton, Jr.
                          * Director
- --------------------------
Joe L. Dudley, Sr.
                          * Director
- --------------------------
Tom D. Efird
                          * Director
- --------------------------
O. William Fenn, Jr.
                          * Director
- --------------------------
James E. Heins
                          * Director
- --------------------------
Raymond A. Jones, Jr.
                          * Director
- --------------------------
Kelly S. King
                          * Director
- --------------------------
David R. LaFar III
                          * Director
- --------------------------
J. Ernest Lathem, M.D.
                          * Director
- --------------------------
James H. Maynard
                          * Director
- --------------------------
A. Winniett Peters
                          * Director
- --------------------------
Richard L. Player, Jr.

                          * Director
- --------------------------
Larry J. Waggoner
                          * Director
- --------------------------
Henry G. Williamson, Jr.
                          * Director
- --------------------------
William B. Young, M.D.


*By: /s/ Jerone C. Herring      July 25, 1994
     ---------------------
    Jerone C. Herring
    Attorney-in-Fact



     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilson, State of North Carolina, on the 25th day of July, 1994.


                              SAVINGS AND THRIFT PLAN FOR THE
                              EMPLOYEES OF BRANCH BANKING &
                              TRUST COMPANY

                              By: BRANCH BANKING & TRUST COMPANY,
                                  AS TRUSTEE

                              By:/s/ J.D. Adams
                                 -------------------------------------
                                J.D. Adams, Senior Vice President

                                 EXHIBIT INDEX



Exhibit No.        Description                           Reference
- -----------        -----------                           ---------

    4.1            Definitive Form of Certificate        Incorporated
                   for the Registrant's Common           by Reference
                   Stock, $2.50 par value
                   (incorporated by reference to the
                   identified exhibit under the
                   Registrant's Registration Statement
                   on Form S-14 (File No. 2-68274)
                   filed with and declared effective
                   by the Commission on August 5, 1980).

    4.2            Excerpts from the Registrant's        Incorporated
                   Bylaws (Article II, Sections 8        by Reference
                   and 9) relating to rights of
                   holders of the Registrant's
                   Common Stock (incorporated by
                   reference to the identified
                   exhibit under the Registrant's
                   Registration Statement on Form
                   S-8 (File No. 2-91779) filed
                   with the Commission on June 20,
                   1984 and effective on July 10,
                   1984).

    4.3            Savings and Thrift Plan for the        Filed herewith
                   Employees of Branch Banking &
                   Trust Company and related Trust
                   Agreement.

    5              Opinion of Jerone C. Herring,         Filed herewith
                   Esq., Vice President and
                   Secretary of the Registrant.

    24.1           Consent of Jerone C. Herring,         Included in
                   Esq., Vice President and              Exhibit 5
                   Secretary of the Registrant
                   (included in Exhibit 5).

    24.2           Consent of KPMG Peat Marwick,         Filed herewith
                   certified public accountants.


 Exhibit No.       Description                           Reference
 -----------       -----------                           ---------
    25             Power of Attorney from Certain        Filed herewith
                   Directors and Officers of the
                   Registrant.